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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)    May 29, 1998


                             VALLEY NATIONAL BANCORP
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

              0-11179                             22-2477875
       ------------------------        ---------------------------------
       (Commission File Number)        (IRS Employer Identification No.)

                                1455 Valley Road
                             Wayne, New Jersey 07470
                    (Address of principal executive offices)

                                 (973) 305-8800
              (Registrant's telephone number, including area code)


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Item 5.  Other Events
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         On May 29, 1998, Valley National Bancorp  ("Valley") and Wayne Bancorp,
Inc. ("Wayne") jointly announced the signing of a definitive merger agreement (the "Agreement") by which Valley will acquire Wayne. Wayne is the holding company for Wayne Savings Bank, F.S.B., a six-branch federally-chartered savings bank headquartered in Wayne, New Jersey. As of March 31, 1998, Wayne had $272 million in assets. A copy of the press release dated May 29, 1998 is attached as an Exhibit to this Form 8-K.

         Under the terms of the Agreement, each share of Wayne Common Stock will be exchanged for 1.10 shares of Valley Common Stock which represents two times the book value of Wayne. In the merger, Valley will issue approximately 2,215,205 shares of Valley common stock or approximately four percent of Valley's outstanding shares. The acquisition is expected to be treated as a tax-free exchange to holders of Wayne Common Stock and as a pooling-of-interest for accounting purposes.

         In connection with the execution of the Agreement, Wayne has issued an option to Valley which, under certain defined circumstances could result in the issuance of 400,000 shares of Wayne Common Stock, to Valley at an option price of $24.50 per share.

         On May 26, 1998, Valley's Board of Directors rescinded its previously announced repurchase program after 220,125 shares of Valley Common Stock had been repurchased. 1,029,875 shares had not yet been repurchased under the authorization. Rescinding the remaining authorization was undertaken, in connection with Valley's acquisition of Wayne, to comply with certain of the pooling-of-intersts accounting rules as recently interpreted by the Securities and Exchange Commission. A copy of the press release dated June 2, 1998 with respect to Valley's Board of Directors decision to rescind its repurchase program is attached as an Exhibit to this Form 8K.

Item 7.   Exhibits
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     2         Agreement  and  Plan of  Merger  dated as of May 29,  1998  among
               Valley National Bancorp, Inc. and Wayne Bancorp, Inc.

     99.1      Press Release dated May 29, 1998.

     99.2 Stock Option Agreement dated as of May 29, 1998 among Valley National Bancorp, and Wayne Bancorp, Inc.

     99.3      Press Release dated June 2, 1998.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       VALLEY NATIONAL BANCORP


Dated: June 4  , 1998               By: ALAN D. ESKOW
                                       -----------------------------
                                       Alan D. Eskow
                                       Corporate Secretary



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                                INDEX TO EXHIBITS


Exhibit No.              Description
----------               -----------


     2 Agreement and Plan of Merger dated as of May 29, 1998 among Valley National Bancorp, Inc. and Wayne Bancorp, Inc.

     99.1      Press Release dated May 29, 1998.

     99.2 Stock Option Agreement dated as of May 29, 1998 among Valley National Bancorp, and Wayne Bancorp, Inc.

     99.3      Press Release dated June 2, 1998.